As filed with the Securities and Exchange Commission on February 25, 2025
Registration No. 333-
  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Masimo Corporation
(Exact name of registrant as specified in its charter)
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Delaware	33-0368882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
52 Discovery Irvine, California 92618 (949) 297-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Michelle Brennan
Chairman of the Board
Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ________________________________________________________________
Copy to:
Richard Brand
Erica Hogan
White & Case LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 763-1818
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. :

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

PROSPECTUS

MASIMO CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units
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 We or one or more selling security holders may offer and sell the securities from time to time in one or more classes or series, separately or together, and in amounts, at prices and on the terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we may offer.
Each time we or one or more selling security holders sell securities, we or they will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
We may offer and sell the following securities:
•debt securities, which may consist of debentures, notes or other types of debt;
•shares of common stock;
•shares of preferred stock;
•depositary shares;
•warrants to purchase debt securities, common stock or preferred stock;
•rights to purchase common stock or preferred stock; and
•units consisting of debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants to purchase debt securities, common stock or preferred stock and/or rights to purchase common stock or preferred stock.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MASI.” On February 25, 2025, the last reported sale price of our common stock was $169.54 per share.
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INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts.
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 The date of this prospectus is February 25, 2025

ABOUT THIS PROSPECTUS
Whenever we refer to “Masimo,” “we,” “our” or “us” in this prospectus, we mean Masimo Corporation and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder offers to sell securities, we or the selling security holder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

MASIMO
We are a global technology company dedicated to improving lives. We aim to accelerate our growth strategies by continuously innovating and prioritizing patient care with a lens toward value-creation initiatives. Our healthcare business develops, manufactures and markets a variety of noninvasive patient monitoring technologies, hospital automation® and connectivity solutions, remote monitoring devices and consumer health products. Our healthcare products and patient monitoring solutions generally incorporate a monitor or circuit board, proprietary single-patient use or reusable sensors, software, cables and other services. We primarily sell our healthcare products to hospitals, emergency medical service (“EMS”) providers, home care providers, physician offices, veterinarians, long-term care facilities and consumers through our direct sales force, distributors and original equipment manufacturer (“OEM”) partners, such as GE Healthcare, Hillrom, Mindray, Philips, Physio-Control and Zoll, among others. We were incorporated in California in May 1989 and reincorporated in Delaware in May 1996.
Our core measurement technologies are our breakthrough Measure-through Motion and Low Perfusion™ pulse oximetry, known as Masimo Signal Extraction Technology® (SET®) pulse oximetry, and advanced rainbow® Pulse CO-Oximetry parameters such as noninvasive hemoglobin (SpHb® ), alongside many other modalities, including brain function monitoring, hemodynamic monitoring, regional oximetry, acoustic respiration rate monitoring, capnography and gas monitoring, nasal high-flow respiratory support therapy, patient position and activity tracking, neuromodulation technology, an opioid overdose prevention and alert solution, and telehealth solutions.
Our measurement technologies are available on many types of devices, from bedside hospital monitors like the Root® Patient Monitoring and Connectivity Hub, to various handheld and portable devices, and to the tetherless Radius PPG®, Radius VSM® and Masimo SafetyNet® remote patient surveillance solution. The Masimo Hospital Automation® Platform facilitates data integration, connectivity and interoperability through solutions like Patient SafetyNet™, Iris®, iSirona®, Replica® and UniView® to facilitate more efficient clinical workflows and to help clinicians provide the best possible care, both in-person and remotely. Leveraging our expertise in hospital-grade technologies, we have expanded our suite of products intended for use outside the hospital and products for home wellness to include Masimo Sleep™, a sleep quality solution; the Masimo Radius Tº® wireless, a wireless wearable continuous thermometer and Radius PCG®, a wireless tetherless capnograph.
Our principal executive offices are located at 52 Discovery, Irvine, California 92618, and our telephone number is (949) 297-7000. Please reference Part I, Item 1. Business, incorporated by reference to our most recent Annual Report on Form 10-K, for additional information about our business.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the Exchange Act), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”
FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include, but are not limited to:
•any projection or expectation of earnings, revenue or other financial items;
•the plans, strategies and objectives of management for future operations;
•matters related to future board and management leadership;
•factors that may affect our operating results, including accounting and tax estimates;
•our success in pending litigation;
•new products or services;
•the demand for our products;
•our ability to consummate acquisitions and successfully integrate them into our operations;
•future capital expenditures;
•effects of current or future economic conditions or performance; and
•industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.
These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “opportunity,” “plan,” “potential,” “predicts,” “seek,” “should,” “will,” or “would,” and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risk factors detailed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings. Furthermore, such forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including acquisitions of companies and technologies complementary to our own, capital expenditures, working capital and repayment or refinancing of any debts we have outstanding or may incur. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from sales of securities by selling security holders.
DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.
The debt securities will be issued under an indenture between Masimo and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•the title and ranking (including the terms of any subordination provisions) of the debt securities;
•the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal on the debt securities;
•the form of the debt securities;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of and interest on the debt securities will be payable;
•the applicability of any guarantees;
•the terms and conditions upon which we may redeem the debt securities;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities;

•the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
•if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•the terms of the subordination of any series of the debt securities;
•restrictions on transfer, sale or other assignment of the debt securities, if any;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;
•with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;
•any provisions granting special rights to holders when a specified event occurs;
•any addition to, deletion of or change in the provisions relating to or dealing with defeasance;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Masimo, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Subordination
Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.
Consolidation, Merger or Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than Masimo) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•certain other conditions are met.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series when due and payable;
•default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain events of bankruptcy, insolvency or reorganization of our company; and
•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or
•obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.
Regarding Payments and Paying Agents
Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
General
This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated certificate of incorporation and our sixth amended and restated bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Under our amended and restated certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 105,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.001 per share, and 100,000,000 shares of common stock, par value $0.001 per share.

Common Stock
As of January 25, 2025, we had 53,948,792 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, including the election of directors. The holders of our common stock do not have cumulative voting rights, which means that holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities to creditors and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate in the future. All outstanding shares of our common stock are, and all shares of common stock offered under this prospectus, when issued, will be, fully paid and nonassessable.
Preferred Stock
We currently have no outstanding shares of preferred stock. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, from time to time, in one or more classes or series. Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware, known as the DGCL, and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:
•the number of shares constituting each class or series;
•voting rights;
•rights and terms of redemption, including sinking fund provisions;
•dividend rights and rates;
•dissolution;
•terms concerning the distribution of assets;
•conversion or exchange terms;
•redemption prices; and
•liquidation preferences.
All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.
We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;
•whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provision for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•voting rights, if any, of the preferred stock;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term equity securities does not include convertible debt securities.
Anti-Takeover Provisions
We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to the following exceptions:
•if, prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;
•if, upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or
•if, on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Some provisions of our amended and restated certificate of incorporation and sixth amended and restated bylaws could also have anti-takeover effects. These provisions:
•generally permit our board of directors to increase its own size and fill the resulting vacancies;
•provide for a board of directors comprised of three classes of directors with one class serving for a one-year term and two classes serving for the remainder of staggered three-year terms;
•authorize the issuance of preferred stock in one or more series;
•prohibit stockholder action by written consent; and
•require the affirmative vote of the holders of at least a majority of our outstanding shares entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal any provision of our fifth amended and restated bylaws.
These provisions are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our board of directors. In addition, these provisions are intended to ensure that our board of directors will have sufficient time to act in what it believes to be in the best interests of Masimo and our stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover of Masimo that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of Masimo. The provisions are also intended to discourage some tactics that may be used in proxy fights.

Number of Directors; Filling Vacancies; Removal
Our amended and restated certificate of incorporation provides, subject to the rights of the holders of any series of our preferred stock, that the number of directors shall be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Our board of directors currently consists of nine directors.
Further, our amended and restated certificate of incorporation provides that, subject to the rights of any holders of our preferred stock, in the event of a vacancy on our board of directors resulting from any increase in the authorized number of directors or from a director’s death, resignation, disqualification, removal from office or other cause, unless otherwise required by law or by resolution of our board of directors, the vacancy may be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. Accordingly, this provision could prevent a stockholder from obtaining majority representation on our board of directors by permitting our board of directors to enlarge the size of the board and fill the new directorships with its own nominees. A director so elected by our board of directors holds office until the next election of the class for which the director has been chosen and until his or her successor is elected and qualified.
Our amended and restated certificate of incorporation also provides that, subject to the rights of the holders of any series of our preferred stock, directors may be removed only for cause and only by the affirmative vote of holders of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by the removal with its own nominees.
Advance Notice for Stockholder Proposals; Director Nominations; Proxy Access.
Our sixth amended and restated bylaws established an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by our stockholders of candidates for election as directors at an annual or special meeting of stockholders called for that purpose. As described in our amended and restated certificate of incorporation and sixth amended and restated bylaws, any business conducted at a meeting of stockholders must be brought before the stockholders by our board of directors or a stockholder who has given to our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Individuals who are nominated by our board of directors, or who are nominated by a stockholder who has given to our Secretary timely written notice, in proper form, prior to an annual or special meeting of stockholders at which directors are to be elected, will be eligible for election to our board of directors.
Our sixth amended and restated bylaws permit eligible stockholders to nominate candidates for election to our board of directors pursuant to proxy access provision. This provision may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has continuously owned at least 3% of the outstanding shares of our common stock for at least the three years before, and including the day of the submission of the proxy access notice, who continues to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders, provided that the eligible stockholder(s) and the director nominee(s) satisfy the requirements specified in our sixth amended and restated bylaws. Under this provision, an eligible stockholder, or a group of up to 20 eligible stockholders, may nominate up to the greater of (i) 25% of the total number of directors who are members of our board of directors as of the last day on which a proxy access notice may be submitted, or (ii) two directors, subject to reduction in the event a director has been elected to our board of directors through proxy access at one of the two immediately preceding annual meetings of our stockholders.
Declassification of the Board of Directors
Prior to our 2024 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, were divided into three classes, designated as Class I, Class II and Class III, respectively. Directors were assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. Each director elected prior to our 2024 annual meeting of stockholders shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. Following the expiration of the terms of: (a) the Class II director(s) and the Class III director(s) at the annual meeting of stockholders in 2025 and (b) the Class I director(s) at the annual meeting of stockholders in 2026, the directors whose terms expire at each such meeting shall be elected for a term of one-year, expiring the earlier of (i) the succeeding annual meeting of stockholders or (ii) the election and qualification of such director’s successor or such director’s earlier death, resignation or removal. Each director elected as a successor to a director in office shall have the remaining term of office of the director he or she succeeded, except that, if such successor director is elected at an annual meeting of stockholders at which the term of the director succeeded by such successor director expired, such term shall extend until the succeeding annual meeting of stockholders. From and after the election of directors at the annual meeting of stockholders to be held in 2026, the board of directors shall cease to be classified. Our board of directors presently has eight members. Class I and Class III each consists of three directors and Class II consists of two directors.

Blank Check Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of “blank check” preferred stock. As a result, without further stockholder approval, our board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.
No Stockholder Action by Written Consent; Special Meetings
Our amended and restated certificate of incorporation provides that stockholder action can only be taken at a duly called annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting.
Our amended and restated certificate of incorporation also provides that special meetings of stockholders may be called only by our board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Except as may be required by statute, stockholders are not permitted to call a special meeting of stockholders or to require that our board of directors call a special meeting.
Exclusive Forum
Our sixth amended and restated bylaws provide that the state or federal courts located within the State of Delaware are the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or stockholders to our stockholders; (iii) any action asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware, our certificate of incorporation or our sixth amended and restated bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this choice of forum provision does not apply to (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of Delaware courts, or (b) actions in which a federal court has assumed exclusive jurisdiction to a proceeding. This choice of forum provision is not intended to apply to any actions brought under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees or stockholders, which may discourage such lawsuits against us and our directors, officers and other employees or stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. with offices located at 51 Mercedes Way, Edgewood, New York 11717.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MASI.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.
Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.
Withdrawal of Stock
Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.
From and after the date fixed for redemption:
•all dividends relating to the shares of preferred stock called for redemption will cease to accrue;
•the depositary shares called for redemption will no longer be deemed to be outstanding; and
•all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.
Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.
Liquidation Preference
In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.
Conversion of Depositary Shares
The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary,” or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.
When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for any depositary receipts that are surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.
In addition, the deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.
Charges of Preferred Stock Depositary
We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depositary will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.
Miscellaneous
The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.
We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:
•the title of the debt warrants;
•the aggregate number of the debt warrants;
•the price or prices at which the debt warrants will be issued;
•the currencies in which the debt warrants are being offered;
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
•the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;
•the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;
•the terms of any rights to redeem or call the debt warrants;
•the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of the debt warrants that may be exercised at any time;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•information with respect to book-entry procedures, if any;
•the manner in which the warrant agreements and warrants may be modified;

•a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and
•any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.
Equity Warrants
We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:
•the title of the warrants;
•the securities for which the warrants are exercisable;
•the price or prices at which the warrants will be issued;
•the currencies in which the warrants are being offered;
•if applicable, the number of warrants issued with each share of preferred stock or share of common stock;
•if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants which may be exercised at any time;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•information with respect to book-entry procedures, if any;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.
Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.
Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
DESCRIPTION OF RIGHTS
General
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
•the title of the rights;
•the date of determining the stockholders entitled to the rights distribution;
•the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•the exercise price;
•the currencies in which the rights are being offered;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or rights included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
SELLING SECURITY HOLDERS
If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling security holders or otherwise, information about such selling security holders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement.
PLAN OF DISTRIBUTION
We, or the applicable selling security holders, may sell the securities (1) to or through underwriters or dealers, (2) through agents, (3) directly to one or more purchasers, and/or (4) through a combination of any of these methods of sale. We, or the applicable selling security holders, may distribute the securities from time to time in one or more transactions at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to the prevailing market prices; or
•negotiated prices.
We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. The obligations of the underwriter to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. In addition, we may offer the securities to the public through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. We may also use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement that names the underwriter.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities related to the offering of the securities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers’ obligations under the contracts will not be subject to any conditions except that:
•the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and
•if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.
The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering of the securities may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering of the securities, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this registration statement and any applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS
White & Case, LLP, will pass upon certain legal matters relating to the issuance and sale of the securities being offered by this prospectus.
EXPERTS
The consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download a copy of any reports, proxy statements and other information we file with the SEC through the SEC’s website at www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or other document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. You may review a copy of the registration statement through the SEC’s Internet website.
We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.
We incorporate by reference the following documents we have filed, or may file, with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 25, 2025;
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 3, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
•our Current Report on Form 8-K filed with the SEC on January 16, 2025;
•our Current Report on Form 8-K filed with the SEC on January 21, 2025;
•our Current Report on Form 8-K filed with the SEC on January 31, 2025;
•our Current Report on Form 8-K filed with the SEC on February 7, 2025;
•our Current Report on Form 8-K filed with the SEC on February 19, 2025; and
•all other reports and other documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information provided or incorporated by reference in this prospectus or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any related prospectus is accurate as of any date other than the date on the front of the document.
The documents incorporated by reference into this prospectus are also available on our corporate website at www.masimo.com under “Company-Investors-SEC Filings.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may also contact us in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this prospectus). Requests for such information should be directed to:

Masimo Corporation
Attn: Corporate Secretary
52 Discovery
Irvine, California 92618
(949) 297-7000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

Registration Fee	$ *
Fees and Expenses of the Trustee*	**
Printing and Engraving Expenses*	**
Legal Fees and Expenses*	**
Accounting Fees and Expenses*	**
Transfer Agent and Registrar Fees*	**
Miscellaneous*	**
Total	$ **

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and sixth amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Our sixth amended and restated bylaws provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses including attorneys’, witness or other professional fees and related disbursements and other out-of-pocket costs incurred by such director or officer in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under the indemnity agreements, the DGCL or otherwise, and amounts paid in settlement by or on behalf of such director or officer, but will not include any judgments, fines or penalties actually levied against such director or officer for such individual’s violations of law. Proceedings that are covered by the indemnity agreements include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (including an action by or in our right), and whether civil, criminal, administrative or investigative in nature to which such director or officer is, was or at any time will be involved as a party, or is threatened to be made a party, by reason of the fact: (i) that such director or officer is or was a director or officer; (ii) that any action taken by such director or officer or of any action on such individual’s part while acting as our director, officer, employee or agent; or (iii) that such director or officer is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under the indemnity agreements.
Such additional indemnity is not available, however, with respect to: (i) remuneration paid to such director or officer, if it is determined by final judgment that such remuneration was in violation of law (and, in this respect, both us and such individual have been advised that the SEC believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); (ii) a final judgment rendered against such director or officer for an accounting, disgorgement or repayment of profits made from the purchase or sale by such individual of our securities against such individual or in connection with a settlement by or on behalf of such individual to the extent it is acknowledged by him or her and us that such amount paid in settlement resulted from the individual’s conduct from which the individual received monetary personal profit, pursuant to the provisions of Section 16(b) of the Exchange Act or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment that such director or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of such director or officer’s duty of loyalty to us or resulting in any personal profit or advantage to which such individual is not legally entitled. Nor do the indemnity agreements provide for additional indemnity with respect to proceedings or claims initiated or brought by such director or officer against us or our directors, officers, employees or other agents, except with respect to proceedings brought to enforce a right to indemnification under the indemnity agreements or with respect to a proceeding initiated by the director or officer that was either approved by our board of directors or required by applicable law. The indemnity agreements do not obligate us to pay for any amounts paid in settlement of a proceeding effected without our written consent. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
We have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 16. Exhibits

_____________

Exhibit Number	Description
1.1*	Underwriting Agreement.
4.1(1)	Amended and Restated Certificate of Incorporation.
4.1(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 28, 2023.
4.3(3)	Sixth Amended and Restated Bylaws of Masimo Corporation dated February 12, 2025.
4.4(7)	Form of Indenture.
4.4*	Specimen Preferred Stock Certificate.
4.5*	Form of Debt Security.
4.6*	Form of Warrant.
4.7*	Form of Warrant Agreement.
4.8*	Form of Deposit Agreement.
4.9*	Form of Depositary Receipt.
4.10*	Form of Rights Agreement.
4.11*	Form of Unit Agreement.
5.1(7)	Opinion of White & Case, LLP
23.1(7)	Consent of White & Case LLP. Reference is made to Exhibit 5.1.
23.2(7)	Consent of Independent Registered Public Accounting Firm.
24.1(7)	Powers of Attorney (included on signature pages hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1.
107(7)	Filing Fee Table
______________
*    To be filed by amendment or incorporated by reference to an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with the offering of the securities.
(1)    Previously filed as Exhibit 3.2 to Masimo Corporation’s Registration Statement on Form S-1 (File No. 333-142171), originally filed on April 17, 2007, and incorporated by reference herein.
(2)    Previously filed as Exhibit 3.1 to Masimo Corporation’s Current Report on Form 8-K filed with the SEC on June 28, 2023 and incorporated by reference herein.
(3)    Previously filed as Exhibit 3.1 to Masimo Corporation’s Current Report on Form 8-K filed with the SEC on February 19, 2025 and incorporated by reference herein.
(7)    Filed herewith.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.
(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 25, 2025.

MASIMO CORPORATION

By:	/s/ MICHELLE BRENNAN
Michelle Brennan
Chairman of the Board

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michelle Brennan and Micah Young and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ MICHELLE BRENNAN	Chairman of the Board (Principal Executive Officer)	February 25, 2025
Michelle Brennan

/s/ MICAH YOUNG	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 25, 2025
Micah Young

/s/ PAUL HATAISHI	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 25, 2025
Paul Hataishi

/s/ QUENTIN KOFFEY	Vice Chairman of the Board of Director	February 25, 2025
Quentin Koffey

/s/ ROBERT CHAPEK	Director	February 25, 2025
Robert Chapek

/s/ WILLIAM JELLISON	Director	February 25, 2025
William Jellison

/s/ WENDY LANE	Director	February 25, 2025
Wendy Lane

/s/ CRAIG REYNOLDS	Director	February 25, 2025
Craig Reynolds

/s/ TIMOTHY SCANNELL	Director	February 25, 2025
Timothy Scannell

/s/ DARLENE SOLOMON	Director	February 25, 2025
Darlene Solomon

/s/ CATHERINE SZYMAN	Director	February 25, 2025
Catherine Szyman